                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            _______________
                               FORM S-8
                       REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933
                           _______________

                      SEAL HOLDINGS CORPORATION
           (Exact name of issuer as specified in its charter)

        Delaware                        65-0769296
(State of Incorporation)      (I.R.S. Employer Identification No.)

       125 Worth Avenue, Suite 314, Palm Beach, Florida 33480
                (Address of principal executive office)
                ________________________________________

             Seal Fleet, Inc. 1996 Long-Term Incentive Plan
          Seal Holdings Corporation 1997 Incentive Option Plan
          Seal Holdings Corporation 1998 Incentive Option Plan
                      (Full title of the plans)
                   __________________________________

James S. Goodner, Executive Vice President and Chief Financial Officer
                     Seal Holdings Corporation
        125 Worth Avenue, Suite 314, Palm Beach, Florida 33480
               (Name and address of agent for service)
                            _______________

                            (561) 833-5111
(Telephone number, including area code, of agent for service of process)

                    CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum     Proposed Maximum
Title of Securities      Amount to         Offering             Aggregate         Amount of
 to be Registered     Be Registered    Price per Share      Offering Price    Registration Fee
Common Stock,
$.20 par value         1,900,000(1)        $1.75(2)           $3,325,000(2)    $924.35

1. Issuable upon exercise of options to be granted under the Seal Fleet, Inc. 1996 Long-Term Incentive Plan (after giving effect to a net one for two reverse stock split effective as of June 30, 1997, the Seal Holdings Corporation 1997 Incentive Option Plan and the Seal Holdings Corporation 1998 Incentive Option Plan.

2. Estimated solely for the purpose of determining the registration fee, based upon the maximum price at which options may be exercised , pursuant to Rule 457(h).

This Registration Statement, including exhibits, consists of 13 sequentially numbered pages. The Exhibit Index is located at page 6.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required to be included in the Section 10(a) prospectus is not required to be included herein.

PART II

Item 3. Incorporation of Certain Documents by Reference

The following documents filed or to be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) The Company's Current Report on Form 8-K filed November 6, 1998, pursuant to Section 13(a) of the Exchange Act.

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30 1998, filed pursuant to Section 13(a) of the Exchange Act.

(d) The description of the Company's Common Stock contained in the proxy statement (and past and future amendments thereto) for such Common Stock filed under Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of such filing.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interest of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers

The Delaware General Corporation Law provides for the indemnification of officers and directors who are made or threatened to be made a party to any legal proceeding by reason of their service to the Company. The Certificate of Incorporation and the Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by Delaware law and the Company has entered into indemnification agreements with certain directors and officers of the Company and its subsidiary. The Company has in effect director and officer liability insurance policies indemnifying the Company and certain officers and directors of the Company within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies.

Item 7.	Exemption from Registration Claimed
Not applicable.

Item 8.	Exhibits


 5    Opinion of Counsel of Bronson, Bronson and McKinnon LLP
23.1  Consent of Ernst & Young LLP, Independent Certified Public Accountants
23.2  Consent of Pannell Kerr Forster of Texas, P.C., Independent Auditors
23.3  Consent of Counsel (See Exhibit 5)
24    Power of Attorney (See signature pages)
99.1  Seal Fleet, Inc. Amended 1996 Long-Term Incentive Plan, filed as
      Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB of Seal Fleet, Inc. for the quarterly period ended March 31, 1997, is hereby incorporated herein by reference.
99.2 Seal Holdings Corporation 1997 Incentive Option Plan, attached to the proxy statement for the annual meeting of shareholders of Seal Fleet, Inc. held May 14, 1997, is hereby incorporated herein by reference.
99.3  Form of Incentive Stock Option Agreement, 1997 Plan
99.4  Form of Nonstatutory Stock Option Agreement, 1997 Plan
99.5 Seal Holdings Corporation 1998 Incentive Option Plan, attached to the proxy statement for the annual meeting of shareholders of Seal Holdings Corporation held June 24, 1998, is hereby incorporated herein by reference.
99.6  Form of Incentive Stock Option Agreement, 1998 Plan
99.7  Form of Nonstatutory Stock Option Agreement, 1998 Plan

Item 9.	Undertakings
(a)	The undersigned registrant hereby undertakes:
    (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
        (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)	That, for the purpose of determining any liability under the
        Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indeminification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Palm Beach, State of Florida, on December 4, 1998.


                                     SEAL HOLDINGS CORPORATION

                                     By /s/ James S. Goodner

                                         James S. Goodner
                                         Vice President and
                                         Chief Financial Officer




                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Ferguson and James S. Goodner, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Signatures                   Title                   Date
   ----------                  -------                 ------
/s/Thomas M. Ferguson
Thomas M. Ferguson      Chairman of the Board    December 1, 1998

/s/J. Erik Hvide
J. Erik Hvide           Director                 December 1, 1998

/s/Donald L. Caldera
Donald L. Caldera       Director                 December 1, 1998

                         INDEX OF EXHIBITS


Exhibit                                                            Sequential
No.                       Exhibit Name                              Page No.
-------                   ------------                             ----------

5     Opinion of Counsel of Bronson, Bronson & McKinnon LLP            7

23.1  Consent of Independent Auditors, Ernst & Young LLP               8

23.2  Consent of Independent Auditors,                                 9
      Pannell Kerr Forster of Texas, P.C.

23.3  Consent of Counsel (See Exhibit 5)                               -

24    Power of Attorney (see signature pages)                          -

99.1  Seal Fleet, Inc. Amended 1996 Long-Term Incentive Plan,          -
      filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB of Seal Fleet, Inc. for the quarterly period ended March 31, 1997, is hereby incorporated by reference.

99.2  Seal Holdings Corporation 1997 Incentive Option Plan,            -
      attached to the proxy statement for the annual meeting of shareholders of Seal Fleet, Inc. held May 14, 1997, is hereby incorporated by reference.

99.3  Form of Incentive Stock Option Agreement, 1997 Plan             10

99.4  Form of Nonstatutory Stock Option Agreement, 1997 Plan          11

99.5  Seal Holdings Corporation 1998 Incentive Option Plan,            -
      attached to the proxy statement for the annual meeting of shareholders of Seal Holdings Corporation held June 24,
      1998, is hereby incorporated herein by reference.

99.6  Form of Incentive Stock Option Agreement, 1998 Plan             12

99.7  Form of Nonstatutory Stock Option Agreement, 1998 Plan          13

                              Exhibit 5





December 2, 1998



Board of Directors
Seal Holdings Corporation
125 Worth Avenue, Suite 314
Palm Beach, FL   33480


Re: Seal Fleet, Inc. 1996 Long-Term Incentive Plan
    Seal Holdings Corporation 1997 Incentive Option Plan
    Seal Holdings Corporation 1998 Incentive Option Plan

Gentlemen:

We refer to the Registration Statement on Form S-8 to be filed by Seal Holdings Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to shares of the Company's Common Stock, par value $0.20, issuable under the Seal Fleet, Inc. 1996 Long-Term Incentive Plan, the Seal Holdings Corporation 1997 Incentive Option Plan, and the Seal Holdings Corporation 1998 Incentive Option Plan. As counsel to the Company, we have examined such questions have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,


                                    /s/ BRONSON, BRONSON & McKINNON LLP

                             Exhibit 23.1

          Consent of Independent Certified Public Accountants





The Board of Directors
Seal Holdings Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Seal Fleet, Inc. 1996 Long-Term Incentive Plan, the Seal Holdings Corporation 1997 Incentive Option Plan and the Seal
Holdings Corporation 1998 Incentive Option Plan of our report dated
March 27, 1998 with respect to the consolidated balance sheet of Seal Holdings Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP



Miami, Florida
December 3, 1998

                            Exhibit 23.2

                   Consent of Independent Auditors





The Board of Directors
Seal Holdings Corporation:

We consent to incorporation herein by reference in the registration statement on Form S-8 of Seal Holdings Corporation of our report dated February 4, 1997 (except for the first three paragraphs under "Options" in Note C, as to which the date is March 21, 1997), relating to the consolidated balance sheet of Seal Holdings Corporation and subsidiaries as of December 31, 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, which report appears in the Annual Report on Form 10-K for the year ended December 31, 1997, of Seal Holdings Corporation.


                           /s/ Pannell Kerr Forster of Texas, P.C.



Houston, Texas
December 4, 1998

                              Exhibit 99.3



                       Seal Holdings Corporation
                       1997 Incentive Option Plan
                           Stock Option Grant

Participant:________________                 Date of Grant:	_______________
Grant No.: ________                          Option Exercise Price:	$_______
Type of Options:  ISO                        Option Shares:	_______________

Subject to the terms of the 1997 Incentive Option Plan and pursuant to this stock option grant, Seal Holdings Corporation (the "Company") hereby grants an option to the participant named above to purchase the above described number of shares of Seal Holdings Corporation Class A Common Stock exercisable at the Option Exercise Price stated above.

Options granted shall be exercisable only to the extent that they are "vested" as provided below. The options granted hereby are fully vested as of the date of grant.

Except as may be otherwise provided in the 1997 Incentive Option Plan, vested options granted hereunder shall expire the earlier of either: (i) ten (10) years after the Date of Grant; (ii) two (2) years after the Participant's retirement from the Company or any of its subsidiaries after the Employee attains the age of 62 years; (iii) one (1) year after the date of the Participant's death; or (iv) three (3) months after the Employee's termination from the Company or any of its subsidiaries for reasons other than death, disability, or retirement after attaining the age of 62 years, or termination for cause.

This grant is made pursuant to the terms of conditions of the 1997 Incentive Option Plan, a copy of which is attached hereto as Exhibit "A," and by this reference made a part hereof.

IN WITNESS WHEREOF, the undersigned executes this stock option grant as of the first date set forth herein:

SEAL HOLDINGS CORPORATION

_____________________
By:    	Thomas M. Ferguson
Its:	Chairman, President and Chief Executive Officer

Accepted and agreed to as of the Date of Grant:

_____________________
Name
Social Security Number:
Residence Address:

                              Exhibit 99.4


                         Seal Holdings Corporation
                        1997 Incentive Option Plan
                             Stock Option Grant

Participant: __________________            Date of Grant:  ___________
Grant No.:   __________                    Option Exercise Price:	$_____
Type of Options: NSO                       Option Shares: _____________

Subject to the terms of the 1997 Incentive Option Plan and pursuant to this stock option grant, Seal Holdings Corporation (the "Company") hereby grants an option to the participant named above to purchase the above described number of shares of Seal Holdings Corporation Class A Common Stock exercisable at the Option Exercise Price stated above.

Options granted shall be exercisable only to the extent that they are "vested" as provided below. The options granted hereby are fully vested as of the date of grant.

Except as may be otherwise provided in the 1997 Incentive Option Plan, vested options granted hereunder shall expire the earlier of either: (i) ten (10) years after the Date of Grant; (ii) two (2) years after the Participant's retirement from the Company or any of its subsidiaries after the Employee attains the age of 62 years; (iii) one (1) year after the date of the Participant's death; or (iv) three (3) months after the Employee's termination from the Company or any of its subsidiaries for reasons other than death, disability, or retirement after attaining the age of 62 years, or termination for cause.

This grant is made pursuant to the terms of conditions of the 1997 Incentive Option Plan, a copy of which is attached hereto as Exhibit "A," and by this reference made a part hereof.

IN WITNESS WHEREOF, the undersigned executes this stock option grant as of the first date set forth herein:

SEAL HOLDINGS CORPORATION

_____________________
By:    	Thomas M. Ferguson
Its:	Chairman, President and Chief Executive Officer

Accepted and agreed to as of the Date of Grant:

_____________________
Name:
Social Security Number:
Residence Address:

                                Exhibit 99.6



                         Seal Holdings Corporation
                         1998 Incentive Option Plan
                             Stock Option Grant

Participant: ___________________          Date of Grant:  ________________
Grant No.:   ____________                 Option Exercise Price:	$____
Type of Options: ISO                      Option Shares: ______________

Subject to the terms of the 1998 Incentive Option Plan and pursuant to this stock option grant, Seal Holdings Corporation (the "Company") hereby grants an option to the participant named above to purchase the above described number of shares of Seal Holdings Corporation Class A Common Stock exercisable at the Option Exercise Price stated above.

Options granted shall be exercisable only to the extent that they are "vested" as provided below. The options granted hereby are fully vested as of the date of grant.

Except as may be otherwise provided in the 1998 Incentive Option Plan, vested options granted hereunder shall expire the earlier of either: (i) ten (10) years after the Date of Grant; (ii) two (2) years after the Participant's retirement from the Company or any of its subsidiaries after the Employee attains the age of 62 years; (iii) one (1) year after the date of the Participant's death; or (iv) three (3) months after the Employee's termination from the Company or any of its subsidiaries for reasons other than death, disability, or retirement after attaining the age of 62 years, or termination for cause.

This grant is made pursuant to the terms of conditions of the 1998 Incentive Option Plan, a copy of which is attached hereto as Exhibit "A," and by this reference made a part hereof.

IN WITNESS WHEREOF, the undersigned executes this stock option grant as of the first date set forth herein:

SEAL HOLDINGS CORPORATION

_____________________
By:    	Thomas M. Ferguson
Its:	Chairman, President and Chief Executive Officer

Accepted and agreed to as of the Date of Grant:

_____________________
Name:
Social Security Number:
Residence Address:

                               Exhibit 99.7


                           Seal Holdings Corporation
                          1998 Incentive Option Plan
                              Stock Option Grant

Participant:  ___________________        Date of Grant:   _______________
Grant No.:  ____________                 Option Exercise Price:   $________
Type of Options: NSO                     Option Shares: __________

Subject to the terms of the 1998 Incentive Option Plan and pursuant to this stock option grant, Seal Holdings Corporation (the "Company") hereby grants an option to the participant named above to purchase the above described number of shares of Seal Holdings Corporation Class A Common Stock exercisable at the Option Exercise Price stated above.

Options granted shall be exercisable only to the extent that they are "vested" as provided below. The options granted hereby are fully vested as of the date of grant.

Except as may be otherwise provided in the 1998 Incentive Option Plan, vested options granted hereunder shall expire the earlier of either: (i) ten (10) years after the Date of Grant; (ii) two (2) years after the Participant's retirement from the Company or any of its subsidiaries after the Employee attains the age of 62 years; (iii) one (1) year after the date of the Participant's death; or (iv) three (3) months after the Employee's termination from the Company or any of its subsidiaries for reasons other than death, disability, or retirement after attaining the age of 62 years, or termination for cause.

This grant is made pursuant to the terms of conditions of the 1998 Incentive Option Plan, a copy of which is attached hereto as Exhibit "A," and by this reference made a part hereof.

IN WITNESS WHEREOF, the undersigned executes this stock option grant as of the first date set forth herein:

SEAL HOLDINGS CORPORATION

_____________________
By:    	Thomas M. Ferguson
Its:	Chairman, President and Chief Executive Officer

Accepted and agreed to as of the Date of Grant:

_____________________
Name:
Social Security Number:
Residence Address: